FOR IMMEDIATE RELEASE

For further information, please contact Enersis:

Ricardo Alvial	Susana Rey, srm@e.enersis.cl
Chief Investments & Risks Officer	Ximena Rivas, mxra@e.enersis.cl
Phone: 56 (2) 353-4682	Pablo Lanyi-Grunfeldt, pll@e.enersis.cl

ENERSIS ANNOUNCES CONSOLIDATED RESULTS FOR THE FIRST QUARTER ENDED
MARCH 31, 2003

HIGHLIGHTS FOR THE FIRST QUARTER, 2003

•

As part of the Strengthening Plan launched by the Company on October 2002, Enersis announced on May 12th, that an agreement was signed with 32 banks to refinance debt for US$2,330 million

•

Divestments of Rio Maipo and Canutillar were succesfully completed. The Company received US$ 344 million in cash on April 30th. Additionally, transmission lines located in northern Chile, were also sold.

•

At the Extraordinary Shareholders Meeting held on March 31st, a capital increase of up to US$ 2,000 million was approved, and it is expected to start late May, 2003.

•

Labor Productivity continue to increase. This quarter improved by 3.5%, from 1,389 up to 1,437 clients per employee

•

Clients increased in 248,556 new customers, a similar size of the recently sold subsidiary, Rio Maipo.

•

Enersis registered a loss of US$ 36 million, basically due to lower income coming from our distribution subsidiaries based in Brazil

•

Operating Revenues decreased by US$ 39 million or 4.3%, mainly due to the economic instability in Argentina and also because of one time compensations booked in the 1Q02, in our Brazilian subsidiaries

•

Operating Expenses decreased by US$ 8 million or 1.3%

•

Selling and Administrative Expenses were importantly reduced by US$ 8 million, or 11.3%

•

Operating Income decreased by US$ 39 million or 16.3%

•

Net Financial Income improved by US$ 2 million, equivalent to 1.9%

•

On page 5, we have included a Proforma Income Statement showing the effect of the sale of Rio Maipo upon first quarter results.

(Santiago, Chile, May 15th, 2003) Enersis (NYSE: ENI), today announced consolidated financial results for the first quarter ended March 31st, 2003. All figures are in both, US$, and Ch$, and in accordance to Chilean Generally Accepted Accounting Principles (GAAP) as seen in the standardized form required by Chilean authorities (FECU). Figures corresponding to March 31st, 2002 have been adjusted by the CPI variation between both periods, equal to 3.8%.

For the purpose of converting Chilean pesos (Ch$) into US dollars (US$), we have used the exchange rate prevailing as of March 31st, 2003, equal to US$ 1 = Ch$ 731.56.

The consolidation includes the following investment vehicles and companies,

a)

In Chile: Endesa Chile (NYSE: EOC), Chilectra, Río Maipo, Synapsis, CAM Ltd. and Inm. Manso de Velasco.

b)

Outside Chile: Distrilima (Perú), Cerj and Investluz (Brazil), Edesur (Argentina), Luz de Bogotá (Colombia).

In the following pages you will find a detailed analysis of Financial Statements, explanation for most of variations, and comments about the main items of Income Statement and Cash Flow Statement compared to the information booked as of March 31st, 2002.

Below you will find a graph showing risk market perception before refinancing.

CONSOLIDATED INCOME STATEMENT
(Under Chilean GAAP, thousand US$)

Table 1

Thousand US$	1Q 03	1Q 02	Var 03-02	Chg %

Revenues from Generation	319,967	272,671	47,296	17.3%
Revenues from Distribution	594,047	636,581	(42,534)	(6.7%)
Revenues from Other Businesses	55,805	89,719	(33,914)	(37.8%)
Consolidation Adjustments	(112,680)	(103,231)	(9,448)	(9.2%)

Operating Revenues	857,140	895,739	(38,599)	(4.3%)

Op. Expenses from Generation	(181,941)	(154,298)	(27,644)	(17.9%)
Op. Expenses from Distribution	(481,604)	(470,388)	(11,216)	(2.4%)
Op.Expenses from Other Businesses	(38,988)	(64,747)	25,759	39.8%
Consolidation Adjustments	104,467	99,173	5,294	5.3%

Operating Expenses	(598,066)	(590,258)	(7,807)	(1.3%)

Operating Margin	259,074	305,481	(46,407)	(15.2%)

SG&A from Generation	(10,446)	(7,025)	(3,421)	(48.7%)
SG&A from Distribution	(49,457)	(55,662)	6,205	11.1%
SG&A from Other Businesses	(10,911)	(12,886)	1,975	15.3%
Consolidation Adjustments	9,692	6,635	3,056	46.1%

Selling and Administrative Expenses	(61,123)	(68,938)	7,815	(11.3%)

Operating Income	197,951	236,543	(38,592)	(16.3%)

Interest Income	24,902	34,918	(10,016)	(28.7%)
Interest Expense	(144,781)	(157,124)	12,343	7.9%
Net Financial Income (Expenses)	(119,879)	(122,206)	2,327	1.9%
Equity Gains from Related Companies	14,630	3,068	11,561	376.8%
Equity Losses from Related Companies	(132)	(8,395)	8,263	98.4%
Net Income from Related Companies	14,498	(5,326)	19,824	372.2%
Other Non Operating Income	31,202	101,479	(70,278)	(69.3%)
Other Non Operating Expenses	(88,985)	(105,278)	16,292	15.5%
Net other Non Operating Income (Expenses)	(57,784)	(3,798)	(53,985)	(1421.3%)
Price Level Restatement	5,846	(261)	6,107	2342.2%
Foreign Exchange Effect	(1,766)	(8,137)	6,372	78.3%
Net of Monetary Exposure	4,080	(8,398)	12,478	148.6%
Positive Goodwill Amortization	(18,556)	(27,718)	9,162	33.1%

Non Operating Income	(177,641)	(167,447)	(10,195)	(6.1%)

Net Inc b. Taxes, Min Int and Neg Goodwill Amort.	20,310	69,096	(48,786)	(70.6%)

Extraordinary Items	—	—	—	N/A
Income Tax	(54,380)	(21,224)	(33,156)	(156.2%)
Minority Interest	(8,491)	(41,508)	33,017	79.5%
Negative Goodwill Amortization	6,688	16,319	(9,630)	(59.0%)

NET INCOME	(35,872)	22,683	(58,556)	(258.1%)

R.A.I.I.D.A.I.E.	407,726	407,283	443	0.1%

CONSOLIDATED INCOME STATEMENT
(Under Chilean GAAP, million Ch$)

Table 1.1

Million Ch$	1Q 03	1Q 02	Var 03-02	Chg %

Revenues from Generation	234,075	199,475	34,600	17.3%
Revenues from Distribution	434,581	465,697	(31,116)	(6.7%)
Revenues from Other Businesses	40,825	65,635	(24,810)	(37.8%)
Consolidation Adjustments	(82,432)	(75,520)	(6,912)	(9.2%)

Operating Revenues	627,049	655,287	(28,238)	(4.3%)

Op. Expenses from Generation	(133,101)	(112,878)	(20,223)	(17.9%)
Op. Expenses from Distribution	(352,322)	(344,117)	(8,205)	(2.4%)
Op.Expenses from Other Businesses	(28,522)	(47,366)	18,844	39.8%
Consolidation Adjustments	76,424	72,551	3,873	5.3%

Operating Expenses	(437,521)	(431,809)	(5,712)	(1.3%)

Operating Margin	189,528	223,478	(33,949)	(15.2%)

SG&A from Generation	(7,642)	(5,139)	(2,503)	(48.7%)
SG&A from Distribution	(36,181)	(40,720)	4,539	11.1%
SG&A from Other Businesses	(7,982)	(9,427)	1,445	15.3%
Consolidation Adjustments	7,090	4,854	2,236	46.1%

Selling and Administrative Expenses	(44,715)	(50,432)	5,717	(11.3%)

Operating Income	144,813	173,045	(28,232)	(16.3%)

Interest Income	18,217	25,544	(7,327)	(28.7%)
Interest Expense	(105,916)	(114,945)	9,029	7.9%
Net Financial Income (Expenses)	(87,699)	(89,401)	1,702	1.9%
Equity Gains from Related Companies	10,702	2,245	8,458	376.8%
Equity Losses from Related Companies	(97)	(6,141)	6,045	98.4%
Net Income from Related Companies	10,606	(3,897)	14,502	372.2%
Other Non Operating Income	22,826	74,238	(51,412)	(69.3%)
Other Non Operating Expenses	(65,098)	(77,017)	11,919	15.5%
Net other Non Operating Income (Expense)	(42,272)	(2,779)	(39,494)	(1421.3%)
Price Level Restatement	4,277	(191)	4,467	2342.2%
Foreign Exchange Effect	(1,292)	(5,953)	4,661	78.3%
Net of Monetary Exposure	2,985	(6,144)	9,129	148.6%
Positive Goodwill Amortization	(13,575)	(20,277)	6,702	33.1%

Non Operating Income	(129,955)	(122,497)	(7,458)	(6.1%)

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	14,858	50,548	(35,690)	(70.6%)

Extraordinary Items	—	—	—	N/A
Income Tax	(39,782)	(15,526)	(24,255)	(156.2%)
Minority Interest	(6,212)	(30,365)	24,154	79.5%
Negative Goodwill Amortization	4,893	11,938	(7,045)	(59.0%)

NET INCOME	(26,243)	16,594	(42,837)	(258.1%)

R.A.I.I.D.A.I.E.	298,276	297,952	324	0.1%

PROFORMA CONSOLIDATED INCOME STATEMENT
(Under Chilean GAAP, thousand US$)

This proforma consolidated income statement shows the effect of the sale of Rio Maipo, applied to 1Q03.

Table 2

Thousand US$	1Q 03 Proforma	1Q 02 Proforma	Var 03-02	Chg %

Operating Revenues	851,396	895,739	(44,343)	(5.0%)

Operating Expenses	(596,733)	(590,258)	(6,474)	(1.1%)

Operating Margin	254,663	305,481	(50,818)	(16.6%)

Selling and Administrative Expenses	(60,484)	(68,938)	8,454	12.3%

Operating Income	194,180	236,543	(42,363)	(17.9%)

Interest Income	24,973	34,918	(9,945)	(28.5%)
Interest Expense	(144,723)	(157,124)	12,401	7.9%
Net Financial Income (Expenses)	(119,750)	(122,206)	2,456	2.0%
Equity Gains from Related Companies	14,630	3,068	11,561	376.8%
Equity Losses from Related Companies	(132)	(8,395)	8,263	98.4%
Net Income from Related Companies	14,498	(5,326)	19,824	372.2%
Other Non Operating Income	151,338	101,479	49,859	49.1%
Other Non Operating Expenses	(89,131)	(105,278)	16,147	15.3%
Net other Non Operating Income (Expenses)	62,207	(3,798)	66,006	1737.8%
Price Level Restatement	5,750	(261)	6,011	2305.5%
Foreign Exchange Effect	(1,766)	(8,137)	6,372	78.3%
Net of Monetary Exposure	3,985	(8,398)	12,383	147.4%
Positive Goodwill Amortization	(18,359)	(27,718)	9,359	33.8%

Non Operating Income	(57,419)	(167,447)	110,027	65.7%

Net Inc b. Taxes, Min Int and Neg Goodwill Amort.	136,760	69,096	67,664	97.9%

Extraordinary Items	—	—	—	N/A
Income Tax	(72,862)	(21,224)	(51,638)	(243.3%)
Minority Interest	(8,443)	(41,508)	33,065	79.7%
Negative Goodwill Amortization	6,688	16,319	(9,630)	(59.0%)

NET INCOME	62,145	22,683	39,461	174.0%

PROFORMA CONSOLIDATED INCOME STATEMENT
(Under Chilean GAAP, million Ch$)

This proforma consolidated income statement shows the effect of the sale of Rio Maipo, applied to 1Q03

Table 2.1

Million Ch$	1Q 03 Proforma	1Q 02 Proforma	Var 03-02	Chg %

Operating Revenues	622,847	655,287	(32,440)	(5.0%)

Operating Expenses	(436,546)	(431,809)	(4,736)	(1.1%)

Operating Margin	186,301	223,478	(37,176)	(16.6%)
Selling and Administrative Expenses	(44,247)	(50,432)	6,185	12.3%

Operating Income	142,054	173,045	(30,991)	(17.9%)

Interest Income	18,269	25,544	(7,275)	(28.5%)
Interest Expense	(105,873)	(114,945)	9,072	7.9%
Net Financial Income (Expenses)	(87,604)	(89,401)	1,797	2.0%
Equity Gains from Related Companies	10,702	2,245	8,458	376.8%
Equity Losses from Related Companies	(97)	(6,141)	6,045	98.4%
Net Income from Related Companies	10,606	(3,897)	14,502	372.2%
Other Non Operating Income	110,713	74,238	36,475	49.1%
Other Non Operating Expenses	(65,204)	(77,017)	11,813	15.3%
Net other Non Operating Income (Expense)	45,508	(2,779)	48,287	1737.8%
Price Level Restatement	4,207	(191)	4,397	2305.5%
Foreign Exchange Effect	(1,292)	(5,953)	4,661	78.3%
Net of Monetary Exposure	2,915	(6,144)	9,059	147.4%
Positive Goodwill Amortization	(13,431)	(20,277)	6,847	33.8%

Non Operating Income	(42,006)	(122,497)	80,492	65.7%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	100,048	50,548	49,500	97.9%

Extraordinary Items	—	—	—	N/A
Income Tax	(53,303)	(15,526)	(37,776)	(243.3%)
Minority Interest	(6,176)	(30,365)	24,189	79.7%
Negative Goodwill Amortization	4,893	11,938	(7,045)	(59.0%)

NET INCOME	45,463	16,594	28,868	174.0%

CONSOLIDATED INCOME STATEMENT ANALYSIS
(As seen in the FECU)

NET INCOME

As of March, 2003, Net Income registered a loss of US$ 36 million. This amount is basically related mainly to a reduction in the Operating Income and to a greater loss on the net Other Income and Expenses

OPERATING INCOME:

The Operating Income for the period ended March 2003 amounted to US$ 198 million which represents a decrease of US$ 39 million or 16.3% respect to the same period of 2002. This fall is mainly explained by lower results of Edesur due to the economic instability still in place in Argentina and by the distribution subsidiaries, Cerj and Coelce in Brazil, partially compensated by the improved operating results of Endesa.

a) Generation Business. The operating result of Endesa Chile as of March 2003 amounted to US$ 133 million, an increase of US$ 9 million or 7.3%. This increase was due to better results in Chile, Colombia, Peru and Argentina and was partially diminished by lower results in Brazil.

In Chile, the operating income increased by 2% to US$ 64 million principally due to higher hydroelectric generation associated to higher water levels in reservoirs and also to abundant rainfall. The energy from reservoirs increased from 5,940 GWh as of March 31, 2002 to 7,268 GWh as of March 31, 2003. Furthermore, the lower level of thermal generation meant a decrease of US$ 5 million in the cost of fuel and transport of gas and greater flows of water allowed a reduction of US$ 2 million in the costs of purchased energy.

In Colombia, operating income increased by 10.7% to US$ 30 million, mainly as result of higher prices on the spot market and lower costs of purchases of energy. Sales of energy fell due to lower availability of water.

In Peru, operating income rose by 5.9% reaching US$ 24 million, mostly explained by greater physical sales of energy on the spot market due to an increase of 18.8% in production.

In Argentina, operating income amounted to US$ 10 million, an increase of 216.3% respect to the first quarter of 2002 when it reached US$ 3 million. This is because at Central Costanera, the operating result rose by US$ 4 million due principally to lower costs of fuel and purchases of energy. Furthermore, sales of power to the interconnection system with Brazil have compensated for this company’s fall in sales. On the other hand, low prices of energy in the south of Brazil as a result of the abundance of water in that zone meant a nil requirement to resort to the CIEN interconnection system during the first quarter of 2003.El Chocon’s, operating result improved by US$ 3 million, basically as result of higher sales of energy on the spot market and to end clients due to the greater generation related to the abundant water supply.

In Brazil, operating income of Cachoeira Dourada fell by 38.5%, closing at US$ 5 million, mainly due to the reduction of 18% in the average prices of energy derived principally from the devaluation of the Brazilian Real respect to the US Dollar as of March 2002.

b) Distribution Business. Reflects important increases in physical sales as well as in the number of clients during the period ended in March 2003. Consolidated physical sales rose by 6.9% to 12,666 GWh, the equivalent to an increase in sales of 823 GWh during the period. Furthermore, the number of clients rose by 248,556 new clients, which represents an increase of 2.4% amounting to 10.45 million clients as of March 2003.

In Chile, Chilectra registered basically the same operating result as in the previous year with a slight reduction of US$ 0.3 million equivalent to 0.9% due mainly to greater purchases of energy, compensated by a reduction in administration and sales expenses, as result of lower salary costs.

In Brazil, our subsidiaries, Cerj and Coelce, reduced their operating income by US$ 21 million and US$ 12 million respectively. The main reason being that in March 2002 these companies registered a one time compensation for approximately US$ 45 million. This, in order to recover the financial and economic equilibrium of the concession contracts after losses in consumption observed during the period of rationing of energy that lasted from June, 2001 to March, 2002.

In Colombia, our subsidiary, Codensa registered a reduction of US$ 1 million in operating result which is mainly explained by an increase in operating expenses, partially compensated by a decrease in SG&A expenses.

In Peru, our subsidiary, Edelnor increased its operating result by US$ 1 million basically due to an increase in physical sales of energy from 950 GWh in March 2002 to 999 GWh in March 2003 and also due to the fall in losses of energy from 8.8% to 8.3% for this period.

In Argentina, Edesur registered a reduction in its operating result that fell from a profit of US$ 8 million in March 2002 to a loss of US$ 6 million in March 2003. This result is mainly due to the economic instability of the country. This situation has derived in a reduction revenues principally due to the freezing of the tariffs; higher losses as result of the devaluation of the Argentine Peso and also to the increase in energy losses coming from theft, rising from 10.1% in March 2002 to 11.8% in March 2003. We would point out, however, that during the first quarter of 2003, there has been an improvement in the demand for energy which is reflected in the increase in physical sales during this period from 3,059 GWh to 3,164 GWh.

Operating income and expenses, as well as administrative and selling expenses, by subsidiaries, for the year ended March 2003 and 2002, are shown below:

OPERATING INCOME, BREAKDOWN BY SUBSIDIARY
(Under Chilean GAAP, thousand US$ and million Ch$)

Table 3

	1Q03				1Q02

Thousand US$	Operating Revenues	Operating Expenses	SG& A	Operating Income	Operating Revenues	Operating Expenses	SG & A	Operating Income

Endesa S.A.	336,141	(192,258)	(11,149)	132,734	323,952	(190,213)	(9,994)	123,745
Chilectra S.A.	133,731	(95,629)	(9,791)	28,311	134,011	(94,364)	(11,069)	28,577
Rio Maipo S.A.	19,770	(14,788)	(1,211)	3,771	19,300	(14,446)	(1,387)	3,467
Edesur S.A.	70,335	(65,244)	(10,705)	(5,614)	83,465	(64,116)	(11,179)	8,170
Distrilima	75,339	(55,915)	(6,829)	12,595	64,552	(46,610)	(6,490)	11,452
Cerj	119,490	(103,256)	(2,994)	13,240	145,788	(106,097)	(4,987)	34,705
Investluz	68,872	(53,002)	(13,624)	2,246	81,683	(54,616)	(12,391)	14,675
Luz de Bogotá	106,512	(93,772)	(4,298)	8,442	107,785	(90,138)	(8,151)	9,496
CAM Ltda.	24,660	(19,849)	(2,310)	2,500	22,695	(17,724)	(2,362)	2,609
Inmobiliaria Manso de Velasco Ltda	686	(275)	(551)	(139)	626	(228)	(521)	(123)
Synapsis Soluciones y Servicios IT Ltda.	12,799	(8,159)	(2,594)	2,045	13,641	(10,561)	(1,722)	1,357
Enersis Holding and other investment vehicles	1,484	(387)	(4,758)	(3,661)	1,478	(316)	(5,629)	(4,467)
Consolidation Adjustments	(112,678)	104,467	9,692	1,480	(103,237)	99,169	6,945	2,877

Total Consolidation	857,140	(598,066)	(61,123)	197,951	895,739	(590,259)	(68,938)	236,542

Table 3.1

	1Q03				1Q02

Million Ch$	Operating Revenues	Operating Expenses	SG& A	Operating Income	Operating Revenues	Operating Expenses	SG & A	Operating Income

Endesa S.A.	245,907	(140,648)	(8,156)	97,103	236,990	(139,152)	(7,311)	90,527
Chilectra S.A.	97,832	(69,958)	(7,163)	20,711	98,037	(69,033)	(8,098)	20,906
Rio Maipo S.A.	14,463	(10,818)	(886)	2,759	14,119	(10,568)	(1,015)	2,536
Edesur S.A.	51,454	(47,730)	(7,831)	(4,107)	61,060	(46,905)	(8,178)	5,977
Distrilima	55,115	(40,905)	(4,996)	9,214	47,224	(34,098)	(4,748)	8,378
Cerj	87,414	(75,538)	(2,190)	9,686	106,653	(77,616)	(3,648)	25,389
Investluz	50,384	(38,774)	(9,967)	1,643	59,756	(39,955)	(9,065)	10,736
Luz de Bogotá	77,920	(68,600)	(3,144)	6,176	78,851	(65,941)	(5,963)	6,947
CAM Ltda.	18,040	(14,521)	(1,690)	1,829	16,603	(12,966)	(1,728)	1,909
Inmobiliaria Manso de Velasco Ltda.	502	(201)	(403)	(102)	458	(167)	(381)	(90)
Synapsis Soluciones y Servicios IT Ltda.	9,363	(5,969)	(1,898)	1,496	9,979	(7,726)	(1,260)	993
Enersis Holding and other investment vehicles	1,086	(283)	(3,481)	(2,678)	1,081	(231)	(4,118)	(3,268)
Consolidation Adjustments	(82,431)	76,424	7,090	1,083	(75,524)	72,548	5,081	2,105

Total Consolidation	627,049	(437,521)	(44,715)	144,813	655,287	(431,810)	(50,432)	173,045

NON OPERATING INCOME

Non-operating result as of March 2003 registered a loss of US$ 178 million, which represents an increase of US$ 11 million respect to the loss of US$ 167 million respect to 1Q02.

This is principally explained by booking, in March 2003, losses generated on the conversion to Technical Bulletin 64 of subsidiaries in Argentina and Brazil as a result of the appreciation of the Argentine Peso and the Brazilian Real respect to the US Dollar. This was compensated by improved results obtained from investments in related companies, specifically CIEN; a reduction in the amortization of the negative and positive goodwill of investments as a result of the write-off effected in December 2002 of the entire balance of negative and positive goodwill of the companies established in Argentina and Brazil; and, at the same time, due to the improved results from the price-level restatement and exchange differences for the period.

The Net Financial Result fell by US$ 2 million from US$ 122 million as of March 31, 2002 to US$ 120 million during the current period. This is the equivalent to a fall of 1.9%. The reduction in expenses is the consequence of lower interest rates on the international markets with respect to the previous period.

Investments in related companies as of March 2003 amounted to a net profit of US$ 14 million which, when compared to the same period of the previous year that showed a loss of US$ 5 million, implies a positive variation of US$ 19 million. This is basically due to the result of the related company, CIEN, on which was registered an increase of US$ 13 million in its profit contribution, and to the effects of the exchange rate.

Amortization on positive goodwill shows a reduction of US$ 9 million in losses, equivalent to a fall of 33.1% respect to the same period of the previous year. The lower amortization is the consequence of the write off done in December 2002 of the entire balance of negative and positive goodwill of the companies established in Argentina and Brazil.

Net other non-operating income registered a loss of US$ 58 million which, when compared to first quarter 2002 showed a loss of US$ 4 million, is equivalent to US$ 54 million of greater expenses. The main reasons that explain this variation are detailed as follows:

•

An increase in losses from the adjustment on converting over to Chilean Accounting Rules on applying the rules contained in Technical Bulletin N° 64. This was principally due to the revaluation of the Brazilian Real and the Argentine Peso against the US Dollar and its impact on monetary assets and liabilities structure.

•

Provision for the loss on sale of Canutillar assets for US$ 7 million that correspond basically to taxes generated by that sale.

•

A reduction of US$ 6 million in revenues due to adjustments on previous years.

The above was partially compensated by:

•

US$ 34 million less in provisions on contingencies and lawsuits.

•

US$ 4 million less in losses on Forward Operations.

Price-level restatement and exchange differences show a profit of US$ 12 million respect to the same period of the previous year, from a loss of US$ 8 million as of March 31, 2002 to a profit of US$ 4 million during this period. This originated principally from the effects of the devaluation of the Chilean Peso in relation to the US Dollar that devalued a nominal 1,80% compared to 0.1% during the same period of the previous year. These effects were compensated to a large extent by the forward contracts held by the Company.

Income and Deferred Taxes registered an increase of US$ 33 million in costs in relation to the same period of the previous year, from an income tax charge of US$ 21 million as of March 31, 2002 to a charge of US$ 54 million in the current period. This is mainly explained by a rise of US$ 8 million in charges for income tax originated principally by greater taxes in Endesa and an increase of US$ 25 million in charges for deferred taxes.

INTEREST RATE RISKS

On a consolidated basis, as of December 31, 2002, 30% of the total debt was expressed in variable terms (mainly Libor US$ and Chilean TAB) whilst 70% was at fixed rates and secure.

As at the close of March 2003 the debt linked to variable rates represented 33% of the total debt whilst 67% was at fixed rates and secure.

The company manages its interest rate risks by concentrating its debt structure on the long term with a suitable combination of debt at fixed rates and at variable rates.

In the specific case of Argentina, two thirds of the debts are tied to Libor interest rates. In the context of historic minimums in this rate, it was decided to maintain a high percentage of variable debt having taken advantage of this situation to arrange a significant reduction in financial costs. In Brazil, given that the tariffs are updated on the basis of a price index that is linked to the evolution of the local interest rate, it was decided to maintain the greater portion of the debt at variable interest rates

FOREIGN EXCHANGE RISK

The Company’s exposure to foreign exchange risk is derived from the assets and liabilities denominated in foreign currency, mainly in US$.

On a consolidated basis, as of December 2002, Enersis had 69% of its total debt expressed in US$. With the US$/Ch$ forward position, the weight of this debt in US$ was reduced to 65%.

As of March 2003, 70% of the debt was denominated in US$. Considering the US$/Ch$ hedging policy mentioned below, the percentage of the debt denominated in US$ is reduced to 63%.

The reason behind the largest part of our debt being denominated in US$ is because that an important proportion of our revenues is directly or indirectly related to the US$. Thus, the tariffs of the majority of the countries in which we have operations, are tied to a large extent to the evolution of the US$, particularly in Chile and Peru. In countries where the indexation to the US$ is lower, the companies borrow a greater proportion of their loans in local currency.

In our Generating subsidiaries, and particularly in the case of Central Costanera, a large portion of its income comes from exports to Brazil and these contracts are indexed to the US$. Cachoeira Dourada (in Brazil) does not have tariffs indexed to the US$ and its revenues are in local currency, indexed to fluctuations inflation. On the other hand, El Chocón’s contracts, though expressed in US$ are currently being paid in Argentine Pesos. In Colombia the contracts are at spot and at short term that mainly follow the variations of the US$ exchange rate. In Chile and Peru, the tariff process and the contracts are indexed to changes in the US$.

In Argentina, Costanera has contracts to export energy to Brazil denominated in US Dollars, which minimize the risks of further devaluations in that country. On the other hand, in Brazil, given that both the income and the expenses are expressed in local currency, with no indexation to foreign currencies, and that the company has no significant debt, there is no important risk respect to the exchange rate. In Chile, operating costs have hardly been affected by the variations in the exchange rate in view of the high volume of hydroelectricity generation in these last two years. With respect to our overseas subsidiaries, the same thing occurs, as they are principally hydroelectricity generating plants. Although Costanera in Argentina is a thermoelectricity generator, the supplies of natural gas are currently billed in pesos.

In the case of the Distribution companies in Argentina that operate under a federal concession, amongst them Edesur, tariffs for distribution of electric power are contractually established in US Dollars and indexed to the inflation rate in the United States. However, the Emergency Law promulgated in January 2002 established the tariffs in Pesos and these have been kept frozen. For this reason, the companies have had to absorb, without any form of compensation whatsoever, the effects of devaluation and inflation. Within the process of renegotiation underway between the government and the companies, conditions have to be established under which the tariffs will be ruled in future. In Brazil, tariffs are indexed to the General Market Price Index. In Colombia, the Added Distribution Value (ADV) is adjusted in accordance the Producer Price Index every time that the variation exceeds 3% in any of its components

The exchange risk exposure is currently handled on a consolidated basis, taking into consideration the portion of this risk that our Chilean subsidiaries have not covered. The Company’s policy is to hedge between 70% and 85% of the booked exposure to exchange risks.

In Chile, the exchange rate risk depends on the fluctuation of the exchange rates at which the Company’s assets and liabilities are booked, for accounting purposes, our results are also affected considering the contents of Technical Bulletin No 64. In accordance to this Chilean accounting regulation, debts in foreign currency that were utilized to finance investments in countries with an “unstable currency” are matched to their corresponding investment and the variations in the US$/Chilean Peso rate on those matched debts are not reflected by entries in the Income Statement.

The existing CLP/US$ exchange exposure is controlled by means of the use of financial derivatives, basically US Dollar/CLP Forwards.

On a consolidated basis, as of March 2003, the Company had US$/CLP forward contracts for US$ 626 million whilst as at December 31, 2002, the total was US$ 378 million. This increase is due to a greater exposure to the variations in the US$ exchange rate on our books.

In Argentina, our generation subsidiaries have their debts expressed in US$, given that their operating cash flows are largely related to that currency. Edesur has most of its debts in US$ because before the emergency law, its tariffs were indexed to that currency. Since then, the restrictions imposed and the volatility of the local financial market have prevented any form of hedging the exchange risk. Thus, to date, the exposure to the US$ remains. On the other hand, in Brazil, Cachoeira is not exposed to the US$ as it has a very small debt and this is expressed in Brazilian Reales. In the distribution subsidiaries, the companies originally borrowed from third parties in local currency. Only Cerj received inter-company financing in US Dollars and for this reason a policy was established to cover exposure to foreign currencies. To this date, this exposure to the US$ is 95% covered.

BUSINESS INFORMATION

Main Operating Figures

Table 4 - DISTRIBUTION BUSINESS

Company	Customers (Th) 1Q03	Customers (Th) 1Q02	Var 03-02	Chg %

Chilectra	1,312	1,295	17	1.3%
Río Maipo	302	295	7	2.4%
Cerj	1,769	1,711	58	3.4%
Coelce	2,175	2,080	95	4.6%
Codensa	1,923	1,865	58	3.1%
Edelnor	874	862	12	1.4%
Edesur	2,095	2,094	1	0.0%

Total	10,450	10,202	248	2.4%

Company	GWh sold 1Q03	GWh sold 1Q02	Var 03-02	Chg %

Chilectra	2,517	2,371	146	6.2%
Río Maipo	333	311	22	7.1%
Cerj	2,026	1,721	305	17.7%
Coelce	1,388	1,250	138	11.0%
Codensa	2,239	2,181	58	2.7%
Edelnor	999	950	49	5.2%
Edesur	3,164	3,059	105	3.4%

Total	12,666	11,843	823	6.9%

Company	Clients/Employee 1Q03	Clients/Employee 1Q02	Var 03-02	Chg %

Chilectra	1,823	1,812	11	0.6%
Río Maipo	3,644	3,739	(95)	(2.5%)
Cerj	1,235	1,161	74	6.4%
Coelce	1,567	1,432	135	9.4%
Codensa	2,295	2,294	1	0.0%
Edelnor	1,544	1,562	(18)	(1.2%)
Edesur	934	926	8	0.9%

Total	1,437	1,389	48	3.5%

BUSINESS INFORMATION
Main Operating Figures

Cont. Table 4 - DISTRIBUTION BUSINESS

Company	Energy Losses % 1Q03	Energy Losses % 1Q02	Var 03-02

Chilectra (%)	5.7%	5.3%	0.004
Chilectra (GWh)	607	539	68

Río Maipo (%)	6.5%	6.3%	0.002
Río Maipo (GWh)	90	84	6

Cerj (%)	22.5%	23.1%	(0.006)
Cerj (GWh)	2,122	1,922	200

Coelce (%)	13.0%	13.0%	0.000
Coelce (GWh)	850	759	91

Codensa (%)	10.2%	11.0%	(0.007)
Codensa (GWh)	1,035	1,074	(39)

Edelnor (%)	8.3%	8.8%	(0.005)
Edelnor (GWh)	355	360	(5)

Edesur (%)	11.8%	10.1%	0.016
Edesur (GWh)	1,635	1,419	216

Weighted Average Losses	12.2%	11.8%	0.004

(*)

Energy Losses calculated Trailing Twelve Month (TTM)

BUSINESS INFORMATION
Income Statements under Chilean GAAP

Table 5 - DISTRIBUTION INCOME STATEMENTS

	Thousand US$				Million Ch$

CHILEC TRA	1Q03	1Q02	Var 03-02	Chg %	1Q03	1Q02	Var 03-02	Chg %

Revenues from Sales	129,604	129,071	533	0.4%	94,813	94,423	390	0.4%
Other Operating Revenues	4,127	4,940	(813)	(16.5%)	3,019	3,614	(595)	(16.5%)

Operating Revenues	133,731	134,011	(280)	(0.2%)	97,832	98,037	(205)	(0.2%)

Energy Purchases	(82,992)	(81,451)	(1,541)	1.9%	(60,714)	(59,586)	(1,128)	1.9%
Other Operating Cost	(12,637)	(12,913)	277	(2.1%)	(9,244)	(9,447)	202	(2.1%)

Operating Expenses	(95,629)	(94,364)	(1,265)	1.3%	(69,958)	(69,033)	(925)	1.3%

Selling and Administrative Expenses	(9,791)	(11,070)	1,278	(11.5%)	(7,163)	(8,098)	935	(11.5%)

Operating Income	28,310	28,577	(267)	(0.9%)	20,711	20,906	(195)	(0.9%)

Interest Income	500	6,216	(5,716)	(92.0%)	365	4,547	(4,182)	(92.0%)
Interest Expenses	(13,774)	(16,521)	2,747	(16.6%)	(10,076)	(12,086)	2,010	(16.6%)
Net Financial Income (Expenses)	(13,274)	(10,305)	(2,969)	28.8%	(9,711)	(7,539)	(2,172)	28.8%
Equity Gains from Related Company	1,228	8,148	(6,920)	(84.9%)	899	5,961	(5,062)	(84.9%)
Equity Losses from Related Company	(19,163)	(251)	(18,913)	7543.8%	(14,019)	(183)	(13,836)	7543.8%
Net Income from Related Companies	(17,935)	7,897	(25,833)	(327.1%)	(13,121)	5,777	(18,898)	(327.1%)
Other Non Operating Income	8,105	9,854	(1,749)	(17.7%)	5,929	7,209	(1,279)	(17.7%)
Other Non Operating Expenses	(4,096)	(2,624)	(1,472)	56.1%	(2,996)	(1,919)	(1,077)	56.1%
Net other Non Operating Income (Expenses)	4,009	7,230	(3,221)	(44.5%)	2,933	5,289	(2,356)	(44.5%)
Price Level Restatement	651	164	487	296.4%	477	120	356	296.4%
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	651	164	487	296.4%	477	120	356	296.4%
Possitive Goodwill Amortization	(128)	(7,642)	7,514	(98.3%)	(93)	(5,590)	5,497	(98.3%)

Non Operating Income	(26,676)	(2,655)	(24,021)	904.8%	(19,515)	(1,942)	(17,573)	904.8%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	1,634	25,922	(24,288)	(93.7%)	1,195	18,963	(17,768)	(93.7%)

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(4,885)	2,691	(7,576)	(281.6%)	(3,574)	1,969	(5,542)	(281.6%)
Minority Interest	1,884	(777)	2,661	(342.5%)	1,378	(568)	1,947	(342.5%)
Negative Goodwill Amortization	0	24	(24)	(100.0%)	0	17	(17)	(100.0%)

NET INCOME	(1,367)	27,860	(29,227)	(104.9%)	(1,001)	20,381	(21,381)	(104.9%)

	Thousand US$				Million Ch$

RIO MAIPO	1Q03	1Q02	Var 03-02	Chg %	1Q03	1Q02	Var 03-02	Chg %

Revenues from Sales	19,067	18,455	612	3.3%	13,948	13,501	448	3.3%
Other Operating Revenues	703	845	(142)	(16.8%)	514	618	(104)	(16.8%)

Operating Revenues	19,770	19,300	470	2.4%	14,463	14,119	343	2.4%

Energy Purchases	(13,273)	(12,851)	(422)	3.3%	(9,710)	(9,402)	(308)	3.3%
Other Operating Cost	(1,514)	(1,595)	81	(5.1%)	(1,107)	(1,167)	59	(5.1%)

Operating Expenses	(14,787)	(14,446)	(341)	2.4%	(10,818)	(10,568)	(249)	2.4%

Selling and Administrative Expenses	(1,211)	(1,387)	177	(12.7%)	(886)	(1,015)	129	(12.7%)

Operating Income	3,772	3,466	306	8.8%	2,759	2,536	223	8.8%

Interest Income	186	157	29	18.4%	136	115	21	18.4%
Interest Expenses	(315)	(395)	80	(20.2%)	(231)	(289)	58	(20.2%)
Net Financial Income (Expenses)	(129)	(238)	109	(45.6%)	(95)	(174)	79	(45.6%)
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	1,308	1,432	(124)	(8.7%)	956	1,048	(91)	(8.7%)
Other Non Operating Expenses	(298)	(596)	298	(50.0%)	(218)	(436)	218	(50.0%)
Net other Non Operating Income (Expenses)	1,010	836	174	20.8%	739	612	127	20.8%
Price Level Restatement	96	(4)	100	(2301.3%)	70	(3)	73	(2301.3%)
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	96	(4)	100	(2301.3%)	70	(3)	73	(2301.3%)
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	976	594	382	64.4%	714	434	280	64.4%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	4,748	4,060	688	16.9%	3,473	2,970	503	16.9%

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(888)	(496)	(393)	79.2%	(650)	(363)	(287)	79.2%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	3,860	3,564	295	8.3%	2,824	2,608	216	8.3%

Cont. Table 5 - DISTRIBUTION INCOME STATEMENTS

	Thousand US$				Million Ch$

EDESUR	1Q03	1Q02	Var 03-02	Chg %	1Q03	1Q02	Var 03-02	Chg %

Revenues from Sales	65,015	76,363	(11,348)	(14.9%)	47,562	55,864	(8,301)	(14.9%)
Other Operating Revenues	5,319	7,104	(1,785)	(25.1%)	3,891	5,197	(1,306)	(25.1%)

Operating Revenues	70,334	83,467	(13,133)	(15.7%)	51,454	61,061	(9,607)	(15.7%)

Energy Purchases	(30,196)	(30,023)	(172)	0.6%	(22,090)	(21,964)	(126)	0.6%
Other Operating Cost	(35,048)	(34,093)	(955)	2.8%	(25,640)	(24,941)	(698)	2.8%

Operating Expenses	(65,244)	(64,117)	(1,127)	1.8%	(47,730)	(46,905)	(824)	1.8%

Selling and Administrative Expenses	(10,705)	(11,180)	475	(4.2%)	(7,831)	(8,179)	347	(4.2%)

Operating Income	(5,615)	8,170	(13,785)	(168.7%)	(4,107)	5,977	(10,084)	(168.7%)

Interest Income	3,005	6,023	(3,018)	(50.1%)	2,198	4,406	(2,208)	(50.1%)
Interest Expenses	(4,958)	(12,241)	7,283	(59.5%)	(3,627)	(8,955)	5,328	(59.5%)
Net Financial Income (Expenses)	(1,953)	(6,218)	4,265	(68.6%)	(1,429)	(4,549)	3,120	(68.6%)
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	131	138	(7)	(5.0%)	96	101	(5)	(5.0%)
Other Non Operating Expenses	(1,974)	(1,146)	(828)	72.2%	(1,444)	(839)	(605)	72.2%
Net other Non Operating Income (Expenses)	(1,843)	(1,008)	(835)	82.7%	(1,348)	(738)	(610)	82.7%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	(716)	0	(716)	100.0%	(524)	0	(524)	(100.0%)
Net of Monetary Exposure	(716)	0	(716)	(100.0%)	(524)	0	(524)	(100.0%)
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(4,512)	(7,227)	2,715	(37.6%)	(3,301)	(5,287)	1,986	(37.6%)

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	(10,127)	943	(11,070)	(1173.4%)	(7,408)	690	(8,098)	(1173.6%)

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(10,730)	1,878	(12,608)	(671.4%)	(7,850)	1,374	(9,223)	(671.4%)
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	(20,857)	2,821	(23,678)	(839.3%)	(15,258)	2,064	(17,321)	(839.4%)

	Thousand US$				Million Ch$

EDELNOR	1Q03	1Q02	Var 03-02	Chg %	1Q03	1Q02	Var 03-02	Chg %

Revenues from Sales	73,013	62,011	11,002	17.7%	53,413	45,365	8,049	17.7%
Other Operating Revenues	2,326	2,541	(215)	(8.5%)	1,701	1,859	(158)	(8.5%)

Operating Revenues	75,339	64,552	10,787	16.7%	55,115	47,224	7,891	16.7%

Energy Purchases	(46,342)	(38,788)	(7,553)	19.5%	(33,902)	(28,376)	(5,526)	19.5%
Other Operating Cost	(9,573)	(7,821)	(1,751)	22.4%	(7,003)	(5,722)	(1,281)	22.4%

Operating Expenses	(55,915)	(46,610)	(9,305)	20.0%	(40,905)	(34,098)	(6,807)	20.0%

Selling and Administrative Expenses	(6,828)	(6,489)	(339)	5.2%	(4,995)	(4,747)	(248)	5.2%

Operating Income	12,596	11,453	1,143	10.0%	9,214	8,379	836	10.0%

Interest Income	892	874	17	2.0%	652	640	13	2.0%
Interest Expenses	(2,384)	(2,003)	(381)	19.0%	(1,744)	(1,465)	(278)	19.0%
Net Financial Income (Expenses)	(1,492)	(1,129)	(363)	32.2%	(1,091)	(826)	(266)	32.2%
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	1,610	1,330	281	21.1%	1,178	973	205	21.1%
Other Non Operating Expenses	(1,182)	(340)	(843)	248.2%	(865)	(248)	(617)	248.2%
Net other Non Operating Income (Expenses)	428	990	(562)	(56.8%)	313	724	(411)	(56.8%)
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	(2,058)	(200)	(1,857)	928.4%	(1,505)	(146)	(1,359)	928.4%
Net of Monetary Exposure	(2,058)	(200)	(1,857)	928.4%	(1,505)	(146)	(1,359)	928.4%
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(3,122)	(339)	(2,783)	821.4%	(2,284)	(248)	(2,036)	821.4%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	9,474	11,114	(1,640)	(14.8%)	6,931	8,131	(1,200)	(14.8%)

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(4,845)	(3,203)	(1,642)	51.2%	(3,544)	(2,343)	(1,201)	51.2%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	4,630	7,911	(3,282)	(41.5%)	3,387	5,787	(2,401)	(41.5%)

Cont. Table 5 - DISTRIBUTION INCOME STATEMENTS

	Thousand US$				Million Ch$

CERJ	1Q03	1Q02	Var 03-02	Chg %	1Q03	1Q02	Var 03-02	Chg %

Revenues from Sales	113,617	143,199	(29,582)	(20.7%)	83,118	104,759	(21,641)	(20.7%)
Other Operating Revenues	5,873	2,590	3,283	126.8%	4,296	1,895	2,401	126.7%

Operating Revenues	119,490	145,789	(26,299)	(18.0%)	87,414	106,654	(19,240)	(18.0%)

Energy Purchases	(65,879)	(63,839)	(2,040)	3.2%	(48,194)	(46,702)	(1,492)	3.2%
Other Operating Cost	(37,376)	(42,258)	4,881	(11.6%)	(27,343)	(30,914)	3,571	(11.6%)

Operating Expenses	(103,255)	(106,097)	2,841	(2.7%)	(75,538)	(77,616)	2,079	(2.7%)

Selling and Administrative Expenses	(2,994)	(4,986)	1,993	(40.0%)	(2,190)	(3,648)	1,458	(40.0%)

Operating Income	13,241	34,706	(21,465)	(61.8%)	9,686	25,390	(15,704)	(61.9%)

Interest Income	5,145	536	4,609	859.9%	3,764	392	3,372	859.9%
Interest Expenses	(15,800)	(15,402)	(398)	2.6%	(11,558)	(11,267)	(291)	2.6%
Net Financial Income (Expenses)	(10,655)	(14,866)	4,211	(28.3%)	(7,795)	(10,875)	3,080	(28.3%)
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	(3,544)	(877)	(2,667)	303.9%	(2,593)	(642)	(1,951)	303.9%
Net Income from Related Companies	(3,544)	(877)	(2,667)	303.9%	(2,593)	(642)	(1,951)	303.9%
Other Non Operating Income	1,000	7,055	(6,054)	(85.8%)	732	5,161	(4,429)	(85.8%)
Other Non Operating Expenses	(15,012)	(14,650)	(362)	2.5%	(10,982)	(10,717)	(265)	2.5%
Net other Non Operating Income (Expenses)	(14,011)	(7,596)	(6,416)	84.5%	(10,250)	(5,557)	(4,693)	84.5%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	(17,643)	4,922	(22,565)	(458.5%)	(12,907)	3,601	(16,508)	(458.5%)
Net of Monetary Exposure	(17,643)	4,922	(22,565)	(458.5%)	(12,907)	3,601	(16,508)	(458.5%)
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(45,853)	(18,417)	(27,437)	149.0%	(33,544)	(13,473)	(20,072)	149.0%

Net Income b. Taxes Min Int and Neg Goodwill Amort.	(32,613)	16,289	(48,902)	(300.2%)	(23,858)	11,917	(35,775)	(300.2%)

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	478	(2,099)	2,578	(122.8%)	350	(1,536)	1,886	(122.8%)
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	(32,134)	14,190	(46,324)	(326.5%)	(23,508)	10,381	(33,889)	(326.5%)

	Thousand US$				Million Ch$

COELCE	1Q03	1Q02	Var 03-02	Chg %	1Q03	1Q02	Var 03-02	Chg %

Revenues from Sales	67,453	80,839	(13,386)	(16.6%)	49,346	59,139	(9,793)	(16.6%)
Other Operating Revenues	1,419	844	575	68.1%	1,038	617	421	68.2%

Operating Revenues	68,872	81,683	(12,811)	(15.7%)	50,384	59,756	(9,372)	(15.7%)

Energy Purchases	(27,890)	(33,699)	5,809	(17.2%)	(20,403)	(24,653)	4,250	(17.2%)
Other Operating Cost	(25,112)	(20,917)	(4,195)	20.1%	(18,371)	(15,302)	(3,069)	20.1%

Operating Expenses	(53,002)	(54,616)	1,614	(3.0%)	(38,774)	(39,955)	1,181	(3.0%)

Selling and Administrative Expenses	(13,625)	(12,392)	(1,233)	10.0%	(9,967)	(9,065)	(902)	10.0%

Operating Income	2,245	14,676	(12,431)	(84.7%)	1,643	10,736	(9,093)	(84.7%)

Interest Income	8,562	5,517	3,045	55.2%	6,264	4,036	2,228	55.2%
Interest Expenses	(13,474)	(8,506)	(4,968)	58.4%	(9,857)	(6,223)	(3,634)	58.4%
Net Financial Income (Expenses)	(4,912)	(2,990)	(1,923)	64.3%	(3,594)	(2,187)	(1,407)	64.3%
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	150	507	(357)	(70.4%)	110	371	(261)	(70.4%)
Other Non Operating Expenses	(3,354)	(1,664)	(1,690)	101.6%	(2,453)	(1,217)	(1,236)	101.6%
Net other Non Operating Income (Expenses)	(3,204)	(1,157)	(2,047)	176.9%	(2,344)	(846)	(1,498)	176.9%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	(10,014)	(1,415)	(8,599)	607.6%	(7,326)	(1,035)	(6,290)	607.6%
Net of Monetary Exposure	(10,014)	(1,415)	(8,599)	607.6%	(7,326)	(1,035)	(6,290)	607.6%
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(18,130)	(5,562)	(12,568)	226.0%	(13,263)	(4,069)	(9,195)	226.0%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	(15,885)	9,114	(24,999)	(274.3%)	(11,621)	6,667	(18,288)	(274.3%)

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(819)	(5,945)	5,126	(86.2%)	(599)	(4,349)	3,750	(86.2%)
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	(16,704)	3,169	(19,873)	(627.2%)	(12,220)	2,318	(14,538)	(627.2%)

Cont. Table 5 - DISTRIBUTION INCOME STATEMENTS

	Thousand US$				Million Ch$

CODENSA	1Q03	1Q02	Var 03-02	Chg %	1Q03	1Q02	Var 03-02	Chg %

Revenues from Sales	92,616	96,094	(3,478)	(3.6%)	67,754	70,299	(2,544)	(3.6%)
Other Operating Revenues	13,896	11,691	2,205	18.9%	10,165	8,553	1,613	18.9%

Operating Revenues	106,512	107,785	(1,273)	(1.2%)	77,920	78,851	(931)	(1.2%)

Energy Purchases	(56,253)	(55,550)	(702)	1.3%	(41,152)	(40,638)	(514)	1.3%
Other Operating Cost	(39,355)	(35,540)	(3,814)	10.7%	(28,790)	(26,000)	(2,790)	10.7%

Operating Expenses	(95,607)	(91,091)	(4,517)	5.0%	(69,942)	(66,638)	(3,304)	5.0%

Selling and Administrative Expenses	(2,318)	(7,025)	4,707	(67.0%)	(1,696)	(5,140)	3,443	(67.0%)

Operating Income	8,587	9,669	(1,082)	(11.2%)	6,281	7,073	(792)	(11.2%)

Interest Income	2,698	3,257	(559)	(17.2%)	1,974	2,383	(409)	(17.2%)
Interest Expenses	(1,272)	(46)	(1,226)	2688.9%	(930)	(33)	(897)	2688.9%
Net Financial Income (Expenses)	1,426	3,212	(1,786)	(55.6%)	1,043	2,350	(1,306)	(55.6%)
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	341	412	(71)	(17.2%)	250	302	(52)	(17.2%)
Other Non Operating Expenses	(288)	(180)	(109)	60.5%	(211)	(131)	(79)	60.5%
Net other Non Operating Income (Expenses)	53	233	(180)	(77.2%)	39	170	(131)	(77.2%)
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	(765)	998	(1,762)	(176.7%)	(560)	730	(1,289)	(176.7%)
Net of Monetary Exposure	(765)	998	(1,762)	(176.7%)	(560)	730	(1,289)	(176.7%)
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	714	4,442	(3,728)	(83.9%)	523	3,250	(2,727)	(83.9%)

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	9,301	14,111	(4,810)	(34.1%)	6,804	10,323	(3,519)	(34.1%)

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(6,452)	(4,359)	(2,093)	48.0%	(4,720)	(3,189)	(1,531)	48.0%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	2,849	9,752	(6,903)	(70.8%)	2,084	7,134	(5,050)	(70.8%)

Table 6 - GENERATION BUSINESS

		GWh Sold				Market Share

Country	Market	1Q03	1Q02	Var 03-02	Chg %	1Q 03	1Q02

Chile	SIC & SING	4,574	4,428	146	3.3%	43.4%	45.4%

Argentina	SIN	2,036	2,460	(424)	(17.2%)	10.0%	12.0%

Chocón		1,153	615	538	87.5%
Costanera		883	1,845	(962)	(52.1%)

Perú	SICN	1,312	1,094	218	19.9%	26.0%	23.0%

Edegel		1,312	1,094	218	19.9%

Colombia	SIN	3,201	3,659	(458)	(12.5%)	19.0%	23.0%

Betania		326	439	(113)	(25.7%)
Emgesa		2,875	3,220	(345)	(10.7%)

Brazil	SICN	758	828	(70)	(8.5%)	1.0%	1.0%

Cachoeira		758	828	(70)	(8.5%)

Total		18,430	19,682	(1,252)	(6.4%)

	GWh produced

Company	1Q03	1Q02	Var 03-02	Chg %

Chilean Companies	4,309	4,137	172	4.2%
Chocón	1,066	599	467	78.0%
Costanera	778	1,572	(794)	(50.5%)
Edegel	1,339	1,127	212	18.8%
Betania	277	301	(24)	(8.0%)
Emgesa	2,241	2,353	(112)	(4.8%)
Cachoeira	402	395	7	1.8%

TOTAL	10,412	10,484	72	0.7%

BUSINESS INFORMATION ANALYSIS

Finally, here is a brief analysis of the Results of Enersis’ distribution subsidiaries:

This segment improved by 6.9% in consolidated Physical Sales, reaching 12,666 GWh as of March 31, 2003, which is equivalent to 823 GWh of higher sales compared to same period of 2002. Also, there is a 2.4% increase in the number of clients, reaching 248,556 new customers.

In Chile, Chilectra recorded a Net Loss of US$ 1 million as of March 31, 2003, compared to the Net Income of US$ 28 million obtained during the same period of year 2002, and mainly related to:

•

Lower Non-Operating Income of US$ 24 million, mainly due to higher net losses from related companies of US$ 26 million from Cerj, Distrilec Inversora, Edesur, Luz de Bogotá, Investluz and Inversiones Distrilima.

•

Higher Tax payment of US$ 8 million.

•

Higher positive minority interest of US$ 3 million, mainly due to the consolidation of Luz de Río.

Río Maipo registered a Net Income of US$ 3,860 thousand as of March 31, 2003, which represents US$ 296 thousand higher than the same period of 2002. This is mainly explained by:

•

Higher Non Operating Income of US$ 382 thousand, mainly due to higher net other non operating income of US$ 174 thousand, lower net financial expenses of US$ 109 thousand, and higher Price Level Restatement of US$ 100 thousand.

•

Higher Operating Income of US$ 306 thousand, basically due to higher energy sales of US$ 612 thousand, compensated by higher energy purchases of US$ 422 thousand.

•

Higher Tax payment of US$ 393 thousand.

In Argentina, Edesur registered a Net Loss of US$ 21 million as of March 31, 2003, this is US$ 24 million lower than the same period of last year. This lower result is basically due to the economic instability of the country, which can be detailed by:

•

Higher Operating Losses of US$ 14 million, mainly due to lower revenues on Energy Sales of US$ 11 million, lower other operating revenues from electric tolls of US$ 2 million, and higher depreciation and amortization expenses of US$ 1 million.

•

Higher Tax payment of US$ 13 million.

•

Lower Non-Operating Losses of US$ 3 million, mainly explained by lower net financial expenses of US$ 4 million.

In Peru, our subsidiary Edelnor registered a Net Income of US$ 5 million, US$ 3 million lower compared to the same period of 2002. This result can be mainly explained by:

•

Lower Non Operating Income of US$ 3 million, related to higher negative conversion effect as a result of the Peruvian Peso depreciation and due to Technical Bulletin N 64 of Chilean Accounting Principles of US$ 2 million.

•

Higher tax payment of US$ 2 million.

•

Higher Operating Income of US$ 1 million, related to higher energy sales of US$ 11 million compensated by higher energy purchases of US$ 8 million, and higher operating and maintenance cost and third party services of US$ 1 million and higher labor cost of US$ 1 million.

In Brazil, Cerj registered a Net Loss of US$ 32 million as of March 31, 2003, US$ 46 million lower than March 2002. This is primarily due to:

•

Lower Non Operating Income of US$ 27 million, primarily explained by higher negative conversion effect as a result of the Brazilian Reais depreciation and due to Technical Bulletin N 64 of Chilean Accounting Principles of US$ 23 million and lower net other non operating expenses of US$ 6 million.

•

Lower Operating Income of US$ 21 million, related to lower energy sales of US$ 30 million, compensated by lower labor cost of US$ 3 million and lower operating and maintenance cost and third party services of US$ 2 million. Also contributed to compensate a higher third party services revenues of US$ 3 million.

•

Lower tax payment of US$ 3 million.

In the case of Coelce, this subsidiary registered a Net Loss of US$ 17 million as of March 2003, US$ 20 million lower than the previous year. This result, is mainly due to:

•

Lower Non-Operating Income of US$ 13 million, mainly explained by higher negative conversion effect as a result of the Brazilian Reais depreciation and due to Technical Bulletin N 64 of Chilean Accounting Principles of US$ 9 million. Higher net other non-operating expenses of US$ 2 million, mainly accrued to legal contingency and litigation provisions. Finally, higher net financial expenses of US$ 2 million.

•

Lower Operating Income of US$ 12 million, mainly due to lower energy sales of US$ 13 million, higher depreciation and amortization expenses of US$ 2 million, higher labor cost and SG&A expenses of US$ 2 million and higher third party services cost of US$ 1 million. This figure was partially compensated by lower energy purchases of US$ 6 million.

•

Lower Tax payment of US$ 5 million.

In Colombia, Codensa registered a Net Income of US$ 3 million for the first quarter ended March 31, 2003. This figure, represents US$ 7 million reduction compare to year 2002. This is primarily attributable to:

•

Lower Non-Operating Income of US$ 4 million, mainly related to lower net financial revenues of US$ 2 million, and higher negative conversion effect registered as a result of the Colombian Peso depreciation and also due to Technical Bulletin N 64 of Chilean Accounting Principles of US$ 2 million.

•

Lower Operating Income of US$ 1 million, primarily explained by lower energy sales of US$ 3 million, higher depreciation and amortization expenses of US$ 3 million, higher energy purchases of US$ 1 million. This figure was compensated by lower SG&A expenses of US$ 5 million.

•

Higher Tax payment of US$ 2 million.

CONSOLIDATED BALANCE SHEET
(Under Chilean GAAP, thousand US$)

Table 7

ASSETS - (thousand US$)	1Q 03	1Q02

CURRENT ASSETS
Cash	55,186	62,273
Time deposits	335,574	207,550
Marketable securities	2,734	1,208
Accounts receivable	656,618	729,189
Notes receivable	6,230	7,731
Other accounts receivable	86,572	103,883
Amounts due from related companies	261,290	25,048
Inventories	85,955	105,122
Income taxes to be recovered	74,239	83,472
Prepaid expenses	31,225	13,488
Deferred income taxes	94,879	57,255
Other current assets	354,288	228,634
Net of long-term leasing contracts	—	—
Net of assets for leasing	—	—

Total currrent assets	2,044,789	1,624,855

PROPERTY, PLANT AND EQUIPMENT
Property	179,258	200,256
Buildings and infraestructure	15,957,256	15,148,409
Plant and equipment	2,780,274	2,494,029
Other assets	666,829	717,355
Technical re-appraisal	1,036,762	943,309
Sub - Total	20,620,378	19,503,358
Accumulated depreciation	(7,188,553)	(6,310,535)

Total property, plant and equipment	13,431,825	13,192,824

OTHER ASSETS
Investments in related companies	286,004	231,011
Investments in other companies	226,134	206,361
Positive goodwill	1,144,273	1,785,760
Negative goodwill	(175,408)	(233,710)
Long-term receivables	186,404	183,329
Amounts due from related companies	1,418	226,946
Deferred income taxes	—	—
Intangibles	123,529	97,002
Accumulated amortization	(57,089)	(35,177)
Others	331,653	358,243
Net of long-term leasing contracts	—	—

Total other assets	2,066,919	2,819,765

TOTAL ASSETS	17,543,534	17,637,443

CONSOLIDATED BALANCE SHEET
(Under Chilean GAAP, Millions Ch$)

Table 7.1

ASSETS - (millon Ch$)	1Q 03	1Q02

CURRENT ASSETS
Cash	40,372	45,557
Time deposits	245,493	151,835
Marketable securities	2,000	884
Accounts receivable	480,355	533,446
Notes receivable	4,558	5,656
Other accounts receivable	63,333	75,996
Amounts due from related companies	191,149	18,324
Inventories	62,881	76,903
Income taxes to be recovered	54,310	61,065
Prepaid expenses	22,843	9,867
Deferred income taxes	69,410	41,886
Other current assets	259,183	167,260
Net of long-term leasing contracts	—	—
Net of assets for leasing	—	—

Total currrent assets	1,495,886	1,188,679

PROPERTY, PLANT AND EQUIPMENT
Property	131,138	146,499
Buildings and infraestructure	11,673,690	11,081,970
Plant and equipment	2,033,937	1,824,532
Other assets	487,825	524,788
Technical re-appraisal	758,453	690,087
Sub - Total	15,085,044	14,267,877
Accumulated depreciation	(5,258,858)	(4,616,535)

Total property, plant and equipment	9,826,186	9,651,342

OTHER ASSETS
Investments in related companies	209,229	168,998
Investments in other companies	165,431	150,966
Positive goodwill	837,104	1,306,391
Negative goodwill	(128,321)	(170,973)
Long-term receivables	136,366	134,116
Amounts due from related companies	1,037	166,025
Deferred income taxes	—	—
Intangibles	90,369	70,963
Accumulated amortization	(41,764)	(25,734)
Others	242,624	262,076
Net of long-term leasing contracts	—	—

Total other assets	1,512,075	2,062,827

TOTAL ASSETS	12,834,148	12,902,848

CONSOLIDATED BALANCE SHEET
(Under Chilean GAAP, thousand US$)

Table 8

LIABILITIES AND SHAREHOLDER’S EQUITY - (thousand US$)	1Q03	1Q02

CURRENT LIABILITIES
Due to banks and financial institutions (short-term)	600,572	426,229
Due to banks and financial institutions (short-term portion of long term)	1,217,505	495,623
Commercial paper equivalent	18,375	79,537
Bonds payable (short-term)	710,400	93,438
Long-term liabilities maturing before one year	47,047	32,751
Dividends payable	51,347	41,952
Accounts payable	308,841	377,546
Notes payable	35,894	51,901
Miscellaneous payables	108,915	76,116
Accounts payable to related companies	18,714	66,781
Provisions	104,111	116,076
Withholdings	78,387	80,302
Income tax	53,684	102,081
Anticipated income	16,816	16,602
Deferred taxes	—	—
Reinbursable financial contribution	4,265	5,785
Other current liabilities	74,536	224,817

Total current liabilities	3,449,408	2,287,537

LONG-TERM LIABILITIES
Due to banks and financial institutions	2,027,249	2,666,589
Bonds payable	2,917,098	3,179,272
Notes payable	294,682	296,114
Miscellaneous payables	31,511	38,060
Amounts payable to related companies	1,348,029	1,374,495
Provisions	357,310	365,514
Deferred taxes	109,023	55,759
Reinbursable financial contribution	18,914	20,191
Other long-term liabilities	127,569	58,344

Total long-term liabilities	7,231,386	8,054,339

Minority interest	5,509,967	5,607,038
SHAREHOLDERS’ EQUITY
Paid-in capital, no par value	1,026,858	1,034,834
Reserve to equity revaluation	5,134	(4,139)
Additional paid-in capital-share premium	45,843	45,785
Other reserves	68,810	38,012
Total capital and reserves	1,146,645	1,114,491
Future dividends reserve	—	—
Retained earnings	245,988	552,672
Retained losses	—	—
Net income	(35,872)	22,683
Interim dividends	—	—
Development subsidaries deficits	(3,988)	(1,316)
Total retained earnings	206,127	574,039

Total shareholder’s equity	1,352,773	1,688,530

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	17,543,534	17,637,443

CONSOLIDATED BALANCE SHEET
(Under Chilean GAAP, Million Ch$)

Table 8.1

LIABILITIES AND SHAREHOLDER’S EQUITY - (millon Ch$)	1Q03	1Q02

CURRENT LIABILITIES
Due to banks and financial institutions (short-term)	439,355	311,812
Due to banks and financial institutions (short-term portion of long term)	890,678	362,578
Commercial paper equivalent	13,442	58,186
Bonds payable (short-term)	519,700	68,355
Long-term liabilities maturing before one year	34,418	23,960
Dividends payable	37,563	30,691
Accounts payable	225,935	276,197
Notes payable	26,258	37,968
Miscellaneous payables	79,678	55,683
Accounts payable to related companies	13,691	48,854
Provisions	76,163	84,917
Withholdings	57,344	58,745
Income tax	39,273	74,678
Anticipated income	12,302	12,145
Deferred taxes	—	—
Reinbursable financial contribution	3,120	4,232
Other current liabilities	54,527	164,467

Total current liabilities	2,523,449	1,673,470

LONG-TERM LIABILITIES
Due to banks and financial institutions	1,483,054	1,950,770
Bonds payable	2,134,032	2,325,828
Notes payable	215,578	216,625
Miscellaneous payables	23,052	27,843
Amounts payable to related companies	986,164	1,005,525
Provisions	261,393	267,396
Deferred taxes	79,757	40,791
Reinbursable financial contribution	13,837	14,771
Other long-term liabilities	93,325	42,682

Total long-term liabilities	5,290,193	5,892,232

Minority interest	4,030,871	4,101,885
SHAREHOLDERS’ EQUITY
Paid-in capital, no par value	751,208	757,043
Reserve to equity revaluation	3,756	(3,028)
Additional paid-in capital-share premium	33,537	33,495
Other reserves	50,339	27,808
Total capital and reserves	838,840	815,317
Future dividends reserve	—	—
Retained earnings	179,955	404,313
Retained losses	—	—
Net income	(26,243)	16,594
Interim dividends	—	—
Development subsidaries deficits	(2,918)	(963)
Total retained earnings	150,794	419,944

Total shareholder’s equity	989,634	1,235,261

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	12,834,148	12,902,848

EVOLUTION OF KEY FINANCIAL RATIOS

Table 9

Indicator	Unit	1Q03	1Q02	Mar 03-02	Chg %

Liquidity	Times	0.59	0.71	(0.12)	(16.9%)
Acid ratio test *	Times	0.59	0.70	(0.11)	(15.7%)
Working capital	million Ch$	(1,027,563)	(484,791)	(542,772)	(112.0%)
Working capital	thousands US$	(1,404,619)	(662,681)	(741,938)	(112.0%)
Leverage **	Times	1.56	1.42	0.14	9.9%
Short-term debt	%	0.32	0.22	0.10	45.5%
Long-term debt	%	0.68	0.78	(0.10)	(12.8%)
Interest Coverage***	Times	2.82	2.59	0.23	8.9%
EBITDA****	th. US$	360,363	382,804	(22,441)	(5.9%)
ROE	%	-2.65%	1.34%	(0.04)	(297.8%)
ROA	%	-0.20%	0.13%	(0.00)	(253.8%)

*

Current assets net of inventories and pre-paid expenses

**

Using the ratio = Total debt / (equity + minority interest)

***

EBITDAEI/Interest expenses = (Earnings before taxes+Fin exp+Net non operating income+depreciation+Positive Goodwill) /Interest expenses

****

EBITDA: Operating Income+Depreciation

CONSOLIDATED FINANCIAL DEBT MATURITY SCHEDULE BEFORE REFINANCING AND CAPITAL INCREASE (Debt with third parties)

Table 10

	FINANCIAL DEBT MATURITY						TOTAL

Thousand US$	2003	2004	2005	2006	2007	Balance

Chile	1,454,881	3,249,715	130,485	668,337	91,180	1,812,505	7,407,104

Enersis	525,077	2,581,416	12,045	313,803	15,686	323,460	3,771,487
Chilectra	53,109	18,172	0	0	0	0	71,281
Río Maipo	0	23,075	0	0	0	0	23,075
Otras	5,169	28,678	0	0	0	0	33,846
Endesa	871,526	598,374	118,440	354,534	75,494	1,489,045	3,507,414

Argentina	151,973	196,905	31,819	35,645	20,831	81,848	519,020

Edesur	88,036	96,048	1,100	8,250	0	0	193,433
Costanera	63,938	100,857	30,719	27,395	20,831	81,848	325,586

Perú	106,503	76,494	35,714	81,799	65,344	0	365,854

Edelnor	19,079	32,892	0	51,799	5,344	0	109,114
Edegel	87,424	43,602	35,714	30,000	60,000	0	256,740

Brasil	126,156	66,350	51,893	36,749	31,303	131,200	443,652

Coelce	60,531	15,634	26,954	14,705	16,752	90,147	224,722
Cerj	64,599	49,002	22,721	19,174	10,841	40,336	206,674
Cachoeira	1,026	1,715	2,218	2,869	3,711	717	12,255

Colombia	67,654	4,310	18,029	75,326	18,029	105,209	288,556

Codensa	56,487	0	0	0	0	0	56,487
Emgesa	11,167	4,310	0	57,297	0	105,209	177,983
Betania	0	0	18,029	18,029	18,029	0	54,086

TOTAL	1,907,168	3,593,774	267,940	897,855	226,687	2,130,761	9,024,185

Table 10.1

	FINANCIAL DEBT MATURITY						TOTAL

Million Ch$	2003	2004	2005	2006	2007	Balance

Chile	1,064,333	2,377,361	95,458	488,929	66,704	1,325,956	5,418,741

Enersis	384,125	1,888,461	8,812	229,566	11,475	236,630	2,759,069
Chilectra	38,853	13,294	0	0	0	0	52,147
Río Maipo	0	16,881	0	0	0	0	16,881
Otras	3,781	20,980	0	0	0	0	24,761
Endesa	637,574	437,747	86,646	259,363	55,229	1,089,326	2,565,884

Argentina	111,178	144,048	23,277	26,076	15,239	59,876	379,694

Edesur	64,404	70,265	805	6,035	0	0	141,508
Costanera	46,774	73,783	22,473	20,041	15,239	59,876	238,186

Perú	77,914	55,960	26,127	59,841	47,803	0	267,644

Edelnor	13,958	24,063	0	37,894	3,909	0	79,823
Edegel	63,956	31,897	26,127	21,947	43,894	0	187,821

Brasil	92,291	48,539	37,963	26,884	22,900	95,981	324,558

Coelce	44,282	11,437	19,718	10,758	12,255	65,948	164,398
Cerj	47,258	35,848	16,622	14,027	7,931	29,508	151,194
Cachoeira	750	1,255	1,623	2,099	2,714	524	8,966

Colombia	49,493	3,153	13,189	55,106	13,189	76,967	211,096

Codensa	41,324	0	0	0	0	0	41,324
Emgesa	8,169	3,153	0	41,916	0	76,967	130,205
Betania	0	0	13,189	13,189	13,189	0	39,567

TOTAL	1,395,208	2,629,061	196,014	656,835	165,835	1,558,780	6,601,733

CONSOLIDATED CASH FLOW
(Under Chilean GAAP, thousand US$)

Table 11

Thousand US$	1Q 03	1Q 02

CASH FLOWS ORIGINATED FROM OPERATING ACTIVITIES

Net income (loss) for the year	(35,872)	22,683

Profit (losses) from sales of assets:
(Profit) loss on sale of fixed assets	171	(1,650)
Charges (credits) which do not represent cash flows:
Depreciation	162,412	146,261
Amortization of intangibles	3,883	5,371
Write-offs and accrued expenses	12,934	54,816
Accrued profit from related companies (less)	(14,630)	(3,068)
Accrued losses from related companies	132	8,395
Amortization of positive goodwill	18,556	27,718
Amortization of negative goodwill (less)	(6,688)	(16,319)
Net, price-level restatement	(5,846)	261
Net, foreign exchange effect	1,766	8,137
Other credits which do not represent cash flow (less)	(12,721)	(42,346)
Other charges which do not represent cash flow	58,225	38,622
Assets variations which affect cash flow:
Decrease in receivables accounts	(19,143)	41,672
Decrease (increase) in inventory	1,767	(1,814)
Decrease (increase) in other assets	40,785	(36,598)
Liabilities variations which affect cash flow:
(Decreased) increase in payable accounts related to operating income	(7,467)	(67,579)
Increase of payable interest	6,215	49,070
Net increase (decrease) of payable income tax	28,554	(24,968)
Increase (decrease) of other payable accounts related to non-operating income	(29,052)	34,065
Net (decrease) of payable value added tax and other taxes	28,350	(95,809)
Profit related to minority interest	8,491	41,508

NET POSITIVE CASH FLOW ORIGINATED FROM OPERATING ACTIVITIES	240,821	146,919

CONSOLIDATED CASH FLOW
(Under Chilean GAAP, thousand US$)

Cont. Table 11

Thousand US$	1Q 03	1Q 02

CASH FLOWS ORIGINATED FROM FINANCING ACTIVITIES

Shares issued and suscribed	—	—
Proceeds from loans hired	296,564	435,586
Proceeds from debt issuance	16,902	22,863
Other sources of financing	7,948	2,593
Dividends paid	(27,951)	(7,626)
Capital paid	—	—
Loans, debt amortization (less)	(292,571)	(549,428)
Issuance debt amortization (less)	(254)	(53,634)
Amortization of other loans obtained from related companies	(6,076)	—
Expenses paid related to debt issuance (less)	(2,992)	(380)

NET (NEGATIVE) CASH FLOW ORIGINATED FROM FINANCING ACTIVITIES	(8,430)	(150,026)

CASH FLOWS ORIGINATED FROM INVESTING ACTIVITIES

Sale of fixed assets	12,033	17,524
Sale of other investments	—	0
Collection upon other loans to related companies	10,261	5,463
Other income on investments	923	9,141
Additions to fixed assets (less)	(104,631)	(72,763)
Long-term investments (less)	(7)	(9,891)
Investment in financing instruments	—	—
Other loans to related companies (less)	(197)	(198)
Other investment disbursements (less)	(5,066)	(7,860)

NET (NEGATIVE) CASH FLOW ORIGINATED FROM INVESTMENT ACTIVITIES	(86,684)	(58,583)

NET POSITIVE CASH FLOW FOR THE PERIOD	145,707	(20,182)

EFFECT OF PRICE-LEVEL RESTATEMENT UPON CASH AND CASH EQUIVALENT	(11,419)	(568)

NET VARIATION OF CASH AND CASH EQUIVALENT	134,288	(20,750)

INITIAL BALANCE OF CASH AND CASH EQUIVALENT	303,868	298,870

FINAL BALANCE OF CASH AND CASH EQUIVALENT	438,156	278,121

CONSOLIDATED CASH FLOW
(Under Chilean GAAP, million Ch$)

Table 11.1

Million Ch$	1Q 03	1Q 02

CASH FLOWS ORIGINATED FROM OPERATING ACTIVITIES

Net income (loss) for the year	(26,243)	16,594

Profit (losses) from sales of assets:
(Profit) loss on sale of fixed assets	125	(1,207)
Charges (credits) which do not represent cash flows:
Depreciation	118,814	106,999
Amortization of intangibles	2,841	3,929
Write-offs and accrued expenses	9,462	40,101
Accrued profit from related companies (less)	(10,702)	(2,245)
Accrued losses from related companies	97	6,141
Amortization of positive goodwill	13,575	20,277
Amortization of negative goodwill (less)	(4,893)	(11,938)
Net, price-level restatement	(4,277)	191
Net, foreign exchange effect	1,292	5,953
Other credits which do not represent cash flow (less)	(9,307)	(30,978)
Other charges which do not represent cash flow	42,595	28,254
Assets variations which affect cash flow:
Decrease in receivables accounts	(14,005)	30,485
Decrease (increase) in inventory	1,293	(1,327)
Decrease (increase) in other assets	29,837	(26,774)
Liabilities variations which affect cash flow:
(Decreased) increase in payable accounts related to operating income	(5,463)	(49,438)
Increase of payable interest	4,547	35,898
Net increase (decrease) of payable income tax	20,889	(18,265)
Increase (decrease) of other payable accounts related to non-operating income	(21,253)	24,920
Net (decrease) of payable value added tax and other taxes	20,740	(70,090)
Profit related to minority interest	6,212	30,365

NET POSITIVE CASH FLOW ORIGINATED FROM OPERATING ACTIVITIES	176,175	137,846

CONSOLIDATED CASH FLOW
(Under Chilean GAAP, million Ch$)

Cont. Table 11.1

Million Ch$	1Q 03	1Q 02

CASH FLOWS ORIGINATED FROM FINANCING ACTIVITIES

Shares issued and suscribed	—	—
Proceeds from loans hired	216,954	318,658
Proceeds from debt issuance	12,365	16,725
Proceeds from loans obtained from related companies	—	—
Proceeds from other loans obtained from related companies	—	—
Other sources of financing	5,815	1,897
Dividends paid	(20,448)	(5,579)
Capital paid	—	—
Loans, debt amortization (less)	(214,033)	(401,940)
Issuance debt amortization (less)	(186)	(39,236)
Amortization of loans obtained from related companies	—	—
Amortization of other loans obtained from related companies	(4,445)	—
Expenses paid related to debt issuance (less)	(2,189)	(278)
Other disbursements related to financing (less)	—	—

NET (NEGATIVE) CASH FLOW ORIGINATED FROM FINANCING ACTIVITIES	(6,167)	(109,753)

CASH FLOWS ORIGINATED FROM INVESTING ACTIVITIES

Sale of fixed assets	8,803	12,820
Sale of other investments	—	0
Collection upon other loans to related companies	7,506	3,996
Other income on investments	675	6,688
Additions to fixed assets (less)	(76,543)	(53,230)
Long-term investments (less)	(5)	(7,236)
Investment in financing instruments	—	—
Other loans to related companies (less)	(144)	(145)
Other investment disbursements (less)	(3,706)	(5,750)

NET (NEGATIVE) CASH FLOW ORIGINATED FROM INVESTMENT ACTIVITIES	(63,415)	(42,857)

NET POSITIVE CASH FLOW FOR THE PERIOD	106,594	(14,764)

EFFECT OF PRICE-LEVEL RESTATEMENT UPON CASH AND CASH EQUIVALENT	(8,354)	(415)

NET VARIATION OF CASH AND CASH EQUIVALENT	98,240	(15,180)

INITIAL BALANCE OF CASH AND CASH EQUIVALENT	222,298	218,641

FINAL BALANCE OF CASH AND CASH EQUIVALENT	320,537	203,462

CONSOLIDATED CASH FLOW ANALYSIS
(Under Chilean GAAP)

During the period, the Company generated a net cash flow of US$ 146 million, explained as follows:

Table 12

Effective Cash Flow (thousand US$)	1Q03	1Q02	Var 03-02	Chg %

Operating	240,821	188,427	52,394	27.8%
Financing	(8,430)	(150,026)	141,596	(94.4%)
Investment	(86,683)	(58,583)	(28,100)	48.0%

Net cash flow of the period	145,708	(20,182)	165,889	(822.0%)

Table 12.1

Effective Cash Flow (million Ch$)	1Q03	1Q02	Var 03-02	Chg %

Operating	176,175	137,846	38,329	27.8%
Financing	(6,167)	(109,753)	103,586	(94.4%)
Investment	(63,414)	(42,857)	(20,557)	48.0%

Net cash flow of the period	106,594	(14,764)	121,358	(822.0%)

Operating activities generated a positive cash flow of US$ 241 million, 27.8% greater than during the same period of the previous year. This flow is comprised mainly of the loss for the period of US$ 36 million, plus net charges to results of US$ 218 million that do not represent cash flow. That correspond principally to the depreciation of US$ 162 million for the period, amortization of US$ 19 million for the negative and positive goodwill on investments.

Financing activities produced a negative cash flow of US$ 8 million, explained basically by loan repayments of US$293 million, dividend payments for US$ 28 million and repayment of US$ 6 million on loans from related companies. The above is partially compensated by the receipt of loans and the issuance of obligations for US$ 297 million and US$ 17 million respectively, and other sources of financing for US$ 8 million.

Investment activities generated a net negative cash flow of US$ 87 million that corresponds principally to the acquisition of fixed assets for US$ 105 million, the most significant being Endesa’s investment in the Ralco plant that for this period amounts to US$ 64 million and other disbursements for US$ 5 million, partially compensated by the sale of fixed assets for US$ 12 million and the collection of loans to related companies for US$ 10 million.

ADDITIONAL CASH FLOW INFORMATION

Table 13

Cash Flow Received from Foreign Companies

Thousand US$	Interest Received		Dividends Received		Management Fee		Other		Total

	1Q03	1Q02	1Q03	1Q02	1Q03	1Q02	1Q03	1Q02	1Q03	1Q02

Argentina	6,300	8,296	0	0	0	1,483	0	40,000	6,300	49,779
Peru	0	0	0	0	0	0	0	0	0	0
Brazil	0	0	0	9,738	0	0	0	119	0	9,857
Colombia	17,755	6,704	10,031	14	0	0	6,000	0	33,786	6,718

Total	24,055	15,000	10,031	9,752	0	1,483	6,000	40,119	40,086	66,354

Table 13.1

Cash Flow Received from Foreign Companies

Million Ch$	Interest Received		Dividends Received		Management Fee		Other		Total

	1Q03	1Q02	1Q03	1Q02	1Q03	1Q02	1Q03	1Q02	1Q03	1Q02

Argentina	4,609	6,069	0	0	0	1,085	0	29,262	4,609	36,416
Peru	0	0	0	0	0	0	0	0	0	0
Brazil	0	0	0	7,124	0	0	0	87	0	7,211
Colombia	12,989	4,904	7,338	10	0	0	4,389	0	24,716	4,915

Total	17,598	10,973	7,338	7,134	0	1,085	4,389	29,349	29,325	48,542

Table 14

	Payments for additions of fixed assets		Depreciation

Thousand US$	1Q03	1Q02	1Q03	1Q02

Endesa S.A.	71,384	19,373	73,428	63,149
Chilectra S.A.	5,136	3,158	4,236	4,201
Río Maipo S.A.	1,829	2,890	655	573
Edesur S.A.	6,291	8,703	22,209	21,136
Edelnor S.A.	2,924	4,069	6,337	5,522
Cerj	6,881	9,789	17,595	17,709
Coelce	6,632	16,936	15,511	13,423
Codensa S.A.	3,216	7,239	21,296	19,354
Cam Ltda.	303	—	394	353
Inmobiliaria Manso de Velasco Ltda.	—	604	85	70
Synapsis Soluciones y Servicios Ltda.	33	—	295	470
Holding Enersis	—	—	372	302

Total	104,630	72,763	162,412	146,262

Table 14.1

	Payments for additions of fixed assets		Depreciation

Million Ch$	1Q03	1Q02	1Q03	1Q02

Endesa S.A.	52,222	14,173	53,717	46,197
Chilectra S.A.	3,757	2,311	3,099	3,074
Río Maipo S.A.	1,338	2,114	479	419
Edesur S.A.	4,602	6,367	16,247	15,462
Edelnor S.A.	2,139	2,977	4,636	4,040
Cerj	5,034	7,161	12,872	12,955
Coelce	4,852	12,390	11,347	9,819
Codensa S.A.	2,353	5,296	15,579	14,158
Cam Ltda.	222	—	288	258
Inmobiliaria Manso de Velasco Ltda.	—	442	62	51
Synapsis Soluciones y Servicios Ltda.	24	—	216	344
Holding Enersis	—	—	272	221

Total	76,543	53,231	118,814	106,999

PARENT COMPANY INCOME STATEMENT
(Under Chilean GAAP, thousand US$)

Table 15

Th. US$	1Q 03	1Q 02	Var 03-02	Chg %

Operating Revenues	1,485	1,476	9	0.6%
Operating Expenses	(387)	(317)	(70)	-22.0%

Operating Margin	1,098	1,159	(61)	-5.3%

Selling and Administrative Expenses	(4,754)	(5,311)	556	10.5%

Operating Income	(3,656)	(4,151)	495	11.9%

Interest Income	14,413	19,455	(5,042)	-25.9%
Interest Expense	(43,189)	(50,077)	6,888	13.8%
Net Financial Income (Expenses)	(28,776)	(30,621)	1,845	6.0%
Equity Gains from Related Companies	38,086	63,662	(25,576)	-40.2%
Equity Losses from Related Companies	(22,294)	(393)	(21,901)	-5571.4%
Net Income from Related Companies	15,791	63,269	(47,478)	-75.0%
Other Non Operating Income	3,033	9,696	(6,662)	-68.7%
Other Non Operating Expenses	(4,727)	(4,250)	(477)	11.2%
Net other Non Operating Income (Expense)	(1,694)	5,445	(7,139)	-131.1%
Price Level Restatement	3,513	(763)	4,276	560.4%
Foreign Exchange Effect	(7,702)	(660)	(7,041)	-1066.5%
Net of Monetary Exposure	(4,189)	(1,423)	(2,766)	-194.3%
Positive Goodwill Amortization	(17,169)	(18,381)	1,212	6.6%

Non Operating Income	(36,037)	18,289	(54,326)	-297.0%

Net Inc b. Taxes, Min Int and Neg Goodwill Amort	(39,693)	14,137	(53,830)	-380.8%

Income Tax	3,804	8,523	(4,719)	-55.4%
Negative Goodwill Amortization	16	22	(6)	-27.8%

NET INCOME	(35,872)	22,683	(58,556)	-258.1%

PARENT COMPANY INCOME STATEMENT
(Under Chilean GAAP, million Ch$)

Table 15.1

Million Ch$	1Q 03	1Q 02	Var 03-02	Chg %

Operating Revenues	1,086	1,080	6	0.6%
Operating Expenses	(283)	(232)	(51)	-22.0%

Operating Margin	804	848	(45)	-5.3%

Selling and Administrative Expenses	(3,478)	(3,885)	407	10.5%

Operating Income	(2,674)	(3,037)	362	11.9%

Interest Income	10,544	14,233	(3,689)	-25.9%
Interest Expense	(31,595)	(36,634)	5,039	13.8%
Net Financial Income (Expenses)	(21,051)	(22,401)	1,350	6.0%
Equity Gains from Related Companies	27,862	46,572	(18,711)	-40.2%
Equity Losses from Related Companies	(16,310)	(288)	(16,022)	-5571.4%
Net Income from Related Companies	11,552	46,285	(34,733)	-75.0%
Other Non Operating Income	2,219	7,093	(4,874)	-68.7%
Other Non Operating Expenses	(3,458)	(3,109)	(349)	11.2%
Net other Non Operating Income (Expense)	(1,239)	3,984	(5,223)	-131.1%
Price Level Restatement	2,570	(558)	3,128	560.4%
Foreign Exchange Effect	(5,634)	(483)	(5,151)	-1066.5%
Net of Monetary Exposure	(3,064)	(1,041)	(2,023)	-194.3%
Positive Goodwill Amortization	(12,561)	(13,447)	886	6.6%

Non Operating Income	(26,363)	13,379	(39,742)	-297.0%

Net Income b. Taxes, Min Int and Neg Goodwill Amort	(29,038)	10,342	(39,380)	-380.8%

Income Tax	2,783	6,235	(3,452)	-55.4%
Negative Goodwill Amortization	12	16	(5)	-27.8%

NET INCOME	(26,243)	16,594	(42,837)	-258.1%

PARTIALLY CONSOLIDATED INCOME STATEMENT
(Thousand US$)

Table 16

Enersis S.A.
Parent Company Consolidated with Enersis Internacional
First Quarter 2003 Earnings Report (Under Chilean GAAP)

(in thousand US$ of 1Q03)	1Q 03	1Q 02	Var %

Gross Operating Margin	1,098	1,159	-5.3%
S&A Expenses	-4,754	-5,311	10.5%

Operating Income	-3,656	-4,151	11.9%

Endesa	19,664	14,426	36.3%
Chilectra	16,233	19,629	-17.3%
Río Maipo	3,811	3,520	8.3%
Edesur	-13,497	1,825	-839.5%
Edelnor	2,172	3,421	-36.5%
Cerj	-23,101	8,242	-380.3%
Coelce	-2,511	-622	-303.9%
Codensa	-1,394	1,131	-223.3%
CAM LTDA	1,533	1,164	31.7%
Inm Manso de Velasco	186	80	133.3%
Synapsis	1,427	1,588	-10.2%
Others	-22	-2	-927.1%

Net Income from Related Companies	4,500	54,403	-91.7%

Interest Income	20,646	24,827	-16.8%
Interest Expense	-43,195	-48,316	10.6%
Net Financial Income (Expenses)	-22,549	-23,489	4.0%
Other Non Operating Income	3,038	9,703	-68.7%
Other Non Operating Expenses	-4,728	-4,333	-9.1%
Net other Non Operating Income (Expenses)	-1,690	5,370	-131.5%
Price Level Restatement	2,985	-341	974.0%
Foreign Exchange Effect	-2,114	756	-379.6%
Net Price Level Restatement and Foreign Exchange Effect	871	415	110.0%
Positive Goodwill Amortization	-17,169	-18,410	6.7%

Non Operating Income	-36,037	18,288	-297.0%

Net Income before (1), (2) & (3)	-39,693	14,137	-380.8%
Income Tax (1)	3,804	8,523	-55.4%
Negative Goodwill Amortization (2)	16	22	-27.8%
Minority Interest (3)	0	0	NA

NET INCOME	-35,872	22,683	-258.1%

EPS (Ch$)	(3.17)	2.00
EPADS (US$)	(0.22)	0.14
Common Shares Outstanding (MM)	8,291,020	8,291,020

PARTIALLY CONSOLIDATED INCOME STATEMENT
(Million Ch$)

Table 16.1

Enersis S.A.
Parent Company Consolidated with Enersis Internacional
Fourth Quarter 2002 Earnings Report (Under Chilean GAAP)

(in million Ch$ of 1Q03)	1Q 03	1Q 02	Var %

Gross Operating Margin	804	848	-5.3%
S&A Expenses	-3,478	-3,885	10.5%

Operating Income	-2,674	-3,037	11.9%

Endesa	14,385	10,553	36.3%
Chilectra	11,875	14,360	-17.3%
Río Maipo	2,788	2,575	8.3%
Edesur	-9,874	1,335	-839.5%
Edelnor	1,589	2,503	-36.5%
Cerj	-16,900	6,030	-380.3%
Coelce	-1,837	-455	-303.9%
Codensa	-1,020	827	-223.3%
CAM LTDA	1,122	852	31.7%
Inm Manso de Velasco	136	58	133.3%
Synapsis	1,044	1,162	-10.2%
Other	-16	-2	-927.1%

Net Income from Related Companies	3,292	39,799	-91.7%

Interest Income	15,104	18,163	-16.8%
Interest Expense	-31,600	-35,346	10.6%
Net Financial Income (Expenses)	-16,496	-17,183	4.0%
Other Non Operating Income	2,223	7,098	-68.7%
Other Non Operating Expenses	-3,459	-3,170	-9.1%
Net other Non Operating Income (Expenses)	-1,236	3,928	-131.5%
Price Level Restatement	2,183	-250	974.0%
Foreign Exchange Effect	-1,546	553	-379.6%
Net Price Level Restatement and Foreign Exchange Effect	637	303	110.0%
Positive Goodwill Amortization	-12,561	-13,468	6.7%

Non Operating Income	-26,363	13,379	-297.0%

Net Income before (1), (2) & (3)	-29,038	10,342	-380.8%

Income Tax (1)	2,783	6,235	-55.4%
Negative Goodwill Amortization (2)	12	16	-27.8%
Minority Interest (3)	0	0	NA

NET INCOME	-26,243	16,594	-258.1%

EPS (Ch$)	(3.17)	2.00
EPADS (US$)	(0.22)	0.14
Common Shares Outstanding (MM)	8,291,020	8,291,020

OWNERSHIP OF THE COMPANY AS OF MARCH 31st, 2003
Total Shareholders: 10,234

CONFERENCE CALL INVITATION

Enersis is pleased to inform you that it will hold a conference call to review its results for the period, on Friday, May 16th,2003, at 12:00 noon (New York time). To participate, please dial +1 (973) 317-5319 or (800) 915-4836 (toll free USA), approximately 10 minutes prior to the scheduled start time. The phone replay will be available since May 16th, at 14:00 pm, until May 23th, at 11:59 am, dialing +1 (973) 709-2089 or (800) 428-6051 (toll free USA).

To access the call online, or to access the replay, go to http://www.enersis.com

This Press Release contains statements that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this announcement and include statements regarding the intent, belief or current expectations of Enersis and its management with respect to, among other things: (1) Enersis’s business plans; (2) Enersis’s cost-reduction plans; (3) trends affecting Enersis’s financial condition or results of operations, including market trends in the electricity sector in Chile or elsewhere; (4) supervision and regulation of the electricity sector in Chile or elsewhere; and (5) the future effect of any changes in the laws and regulations applicable to Enersis’s or its affiliates. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. These factors include a decline in the equity capital markets of the United States or Chile, an increase in the market rates of interest in the United States or elsewhere, adverse decisions by government regulators in Chile or elsewhere and other factors described in Enersis’s Annual Report on Form 20-F. Readers are cautioned not to place undue reliance on those forward-looking statements, which state only as of their dates. Enersis undertakes no obligation to release publicly the result of any revisions to these forward-looking statements.